EXHIBIT 10.1

1994 STOCK INCENTIVE PLAN

OF

FINANCIAL INVESTORS OF THE SOUTH, INC.

(as amended and restated in 1999)

Section 1	Establishment. Purpose and Effective Date of Plan

1.1. Establishment. Financial Investors of the South, Inc., a Delaware corporation (“FIS”) and the owner of 100% of the capital stock of Bank of Alabama, an Alabama banking corporation (the “Bank”), hereby establishes a stock incentive plan for key Employees, which shall be known as the “1994 STOCK INCENTIVE PLAN” (the “Plan”). It is intended that Options may be issued pursuant to the Plan, some of which may constitute incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan also shall provide for the issuance of Options which are not qualified under Section 422 of the Code, the latter of which are referred to herein as non-qualified stock options (“NQSOs”). The Plan further shall provide for the issuance of stock to key Employees subject to certain vesting restrictions (“Restricted Stock”).

1.2. Purpose. The purpose of the Plan is to advance the interests of FIS and of the Bank, by encouraging and providing for the acquisition of equity interests in FIS by key Employees through the grant of ISOs, NQSOs and Restricted Stock. The Plan will enable the Corporation to attract and retain the services of key Employees upon whose judgment, interest, and special effort the successful conduct of their business operations is largely dependent.

1.3. Effective Date. The Plan shall become effective as of April 11, 1994, subject to ratification by the stockholders of FIS within 12 months of such date.

Section 2	Definitions

2.1. Definitions.

2.1.1 “Award” means a grant of an Option or a grant of Restricted Stock (or of both an Option and Restricted Stock) under the Plan.

2.1.2 “Bank” means Bank of Alabama, an Alabama banking corporation.

2.1.3 “Board” means the Board of Directors of FIS.

2.1.4 “Chief Executive Officer’s Performance Schedule” shall mean that schedule of objective performance milestones attached hereto and made a part hereof pursuant to which the chief executive officer of FIS shall receive Restricted Stock Awards without exercise of discretion by the Committee.

2.1.5 “Committee” means the Compensation Committee of the Board.

2.1.6 “Corporation” means Financial Investors of the South, Inc., a Delaware corporation, and shall include as well any subsidiary in which FIS owns, directly or indirectly, shares having a majority of the ordinary voting power for the election of directors (a “Subsidiary”).

2.1.7 “Directors Performance Schedule” shall mean that schedule of objective performance milestones attached hereto and made a part hereof pursuant to which Directors of the Corporation who are not executive officers shall receive awards without exercise of discretion by the Committee.

2.1.8 “Disability” means the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the work customarily assigned to him by the Corporation. The determination of the existence or nonexistence of Disability shall be made by the Committee pursuant to a medical examination by a medical doctor selected or approved by the Committee.

2.1.9 “Employee” means any officer of the Corporation and any other individual who occupies a responsible managerial or professional position and who in the judgment of the Committee has the capability of making a substantial contribution to the success of the Corporation.

2.1.10 “Fair Market Value” means the value determined by the Committee in good faith using any method or methods which the Committee may deem appropriate, and such determination of Fair Market Value shall be binding upon all parties for all purposes under this Plan.

2.1.11 “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be designated as either an ISO or an NQSO at the time of grant.

2.1.12 “Option Price” means the exercise price per share of Stock as determined by the Committee at the time an Option is granted, subject to the requirements of Subsection 7.3 of this Plan.

2.1.13 “Participant” means an Employee designated by the Committee to participate in the Plan.

2.1.14 “Restricted Stock” means Stock issued to a Participant which is subject to restrictions pursuant to Section 8.4 hereof.

2.1.15 “Retirement” (including “Early Retirement” and “Normal Retirement”) means termination of employment under the terms of the Corporation’s then current retirement program.

2.1.16 “Stock” means the Common Stock of FIS, having a par value of ONE Dollar ($1.00) per share, or as it may at any time be constituted.

2.1.17 “Ten Percent Stockholder” means any individual who, immediately prior to the time an Option is granted pursuant to this Plan, directly or indirectly owns Stock possessing more than 10 per cent of the total combined voting power of all classes of stock of FIS, or of its parent or Subsidiary. For purposes of this Plan, an individual shall be treated as owning indirectly any Stock which is owned by such individual’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned directly or indirectly, by or for a corporation, partnership, trust or estate shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

Section 3	Eligibility and Participation

3.1. Eligibility and Participation. Participants in the Plan shall be: (1) persons selected by the Committee from among those Employees who, in the opinion of the Committee, are in a position to contribute materially to the Corporation’s continued growth and development and to its long-term financial success, or (2) persons designated pursuant to the terms of employment agreements approved by the Board.

Section 4	Administration

4.1. Administration. The Board shall appoint a Compensation Committee to administer the Plan (the “Committee”). The Committee shall be responsible for the administration of the Plan. The Committee shall consist of no fewer than three members of the Board, and no member of the Board who is at the time eligible to receive an Award under the Plan (other than pursuant to the Directors Performance Schedule) shall be a member of the Committee. No person who is a member of the Committee, or who has been a member of the Committee at any time during the previous two years, shall be eligible to receive an Award under the Plan (other than pursuant to the Directors Performance Schedule). The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of FIS, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5	Stock Subject to Plan

5.1. Number. The total number of shares of Stock subject to issuance under the Plan may not exceed one hundred fifty thousand (150,000), subject to adjustment as provided by Subsection 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

5.2. Unused Stock. In the event any shares of Stock are subject to an Option or a Restricted Stock Award which, for any reason, expires, terminates, is forfeited to FIS or, with the consent of the Participant, is canceled as to such shares, such Stock may again be made subject to an Option or a Restricted Stock Award pursuant to the Plan.

5.3. Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of FIS by reason of a stock dividend, stock split, recapitalization or other similar corporate change in which the number of shares of Stock outstanding is increased, decreased or then changed without the receipt by FIS of additional consideration, the aggregate number of shares of Stock subject to each outstanding Option, and the Option Price, and the aggregate number of shares of Stock reserved for issuance under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 6	Duration of Plan

6.1. Duration of Plan. The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Subsection 10.1 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock Award may be granted under the Plan on or after the tenth (10th) anniversary of the Plan’s effective date.

Section 7	Terms of Options

7.1. Grant of Options. Subject to the provisions of Subsection 3.1 and 5.1, Options may be granted: (i) to Employees at any time and from time to time as shall be determined by the Committee; or (ii) pursuant to the requirements of a Board approved employment agreement. The Committee shall determine and state at the time of grant whether an Option is to be designated as an ISO or an NQSO. With respect to Options granted under this Plan, if the Fair Market Value (determined at the date of grant) of Stock with respect to which ISOs may become exercisable for the first time in any calendar year by any Participant is greater than $100,000, then any such Options in excess of such amount shall constitute NQSOs and shall not be ISOs.

7.2. Option Agreement. As determined by the Committee on the date of grant or otherwise Awarded, each Option shall be evidenced by a written Option agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains, and any other terms, limitations or restrictions which may be made applicable to such Options in the Committee’s discretion.

7.3. Option Price. No ISO granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Stock on the date such Option is granted; furthermore, no ISO which is granted to a Ten Percent Stockholder shall have an Option Price that is less than 110% of the Fair Market Value of the Stock on the date such ISO is granted.

7.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant. Furthermore, no ISO which is granted to a Ten Percent Stockholder shall be exercisable later than the fifth anniversary date of its grant.

7.5. Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Options granted pursuant to the Plan may be exercised as provided in Section 7.7.1 whether or not the option so provides.

7.6. Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, and under any blue sky or state securities laws applicable to such shares.

7.7. Payment. The Option Price upon exercise of any Option shall be payable to FIS in full in cash or its equivalent. The proceeds from such payment shall be added to the general funds of FIS and shall be used for general corporate purposes. No person shall borrow funds from the Bank for purposes of exercising an Option if such borrowing is to be secured by the Stock.

7.7.1 Notwithstanding the foregoing, a Participant may surrender an Option then subject to exercise in exchange for the right to receive shares of stock with a Fair Market Value equal to the Fair Market Value of the shares subject to the surrendered Option less the aggregate Option Price for such shares, in which event the Corporation’s obligation in respect of such Option will be discharged by the issuance of or transfer to the Participant of such shares of Stock. Any right to elect such surrender shall be transferable only by will or by the laws of descent and distribution. During the lifetime of the Participant, such right shall be exercisable only by him. Furthermore, cashless exercise of an ISO will result in the recognition of ordinary income (i.e., compensation) by the employee in an amount equal to the fair market value of the stock issued.

7.8. Termination of Employment Due to Death. Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one year after such date of termination of employment, whichever first occurs.

7.9. Termination of Employment Other Than for Death. Disability, or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall immediately terminate unless the Committee, in its sole discretion determines otherwise, but in which event an ISO shall terminate not later than upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs.

7.10. Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution. Further, during the Participant’s lifetime, Options granted to such Participant under the Plan are exercisable solely by such Participant.

Section 8	Restricted Stock

8.1. Awards. Restricted Stock may be awarded: (i) by the Committee to any Employee, regardless of whether selected Participants have received other benefits under this Plan, (ii) pursuant to the terms of a Board approved employment agreement, (iii) under the Directors Performance Schedule, or (iv) under the Chief Executive Officer’s Performance Schedule (a “Restricted Stock Award”).

8.2. Notice. The Committee shall promptly provide each Participant of a Restricted Stock Award with written notice setting forth:

8.2.1 the amount (i.e., the number of shares) of the Restricted Stock Award;

8.2.2 the amount, if any, to be paid by the Participant for the Restricted Stock Award (the “Purchase Price”);

8.2.3 the Fair Market Value of the shares of Stock awarded;

8.2.4 such other terms and conditions relevant thereto as may be considered appropriate by the Committee, in its complete discretion, including but not limited to the restrictions to which such Restricted Stock Award may be made subject pursuant to Section 8.4 below, and the conditions under which such restrictions may lapse, and the period or periods over which such restrictions may lapse.

8.3. Payment for Shares,. Each Participant who receives a Restricted Stock Award shall have fifteen (15) days from the date of notification to accept such Restricted Stock Award, and shall do so by paying to FIS the Purchase Price, in cash, by certified or bank cashier’s check, or by money order at the office of the Treasurer of FIS. No person shall borrow funds from the Bank for purposes of acquiring Restricted Stock if such borrowing is to be secured by Stock.

8.4. Restrictions on Transfer. The shares of Stock awarded pursuant to this Section 8 of the Plan shall be subject to the following restrictions:

8.4.1 Stock certificates evidencing such shares shall be issued in the sole name of the Employee (but shall be held by FIS until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

“The shares of Financial Investors of the South, Inc., Common Stock evidenced by this certificate are subject to the terms and restrictions of the Financial Investors of the South, Inc., 1994 Stock Incentive Plan; such shares are subject to forfeiture or cancellation under the terms of such Plan; and such shares may not be sold, transferred, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Financial Investors of the South, Inc., upon request.”

8.4.2 No such shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless and until the Plan shall have been approved by FIS’s stockholders.

8.4.3 No such shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless, until, and then only to the extent that said restrictions shall have lapsed in accordance with Section 8.5 hereof.

8.5. Lapse of Restrictions. The restrictions in Section 8.4.2 hereof shall lapse upon the date of approval of the Plan by FIS’s stockholders. Subject to the provisions of Section 10, the restrictions contained in Sections 8.4.1 and 8.4.3 hereof shall lapse as follows:

8.5.1 Said restrictions shall lapse with respect to one-third (1/3) of the shares awarded pursuant to a Restricted Stock Award on January 1 during each of the three (3) consecutive calendar years beginning with the first January 1 following the calendar year in which the Restricted Stock Award is made (each such January 1 is hereinafter referred to as a “Lapse Date”), but only if on the Lapse Date the Participant has been an employee or Director, as the case maybe, of the Corporation continuously from the time of the Restricted Stock Award to such Lapse Date. Temporary leaves of absence which are approved by the Corporation shall not be considered a break in that Participant’s continuous employment with the Corporation. The purpose of the restrictions is to provide an incentive to each Participant to remain with FIS or one of its Subsidiaries and to perform assigned tasks and responsibilities in a manner consistent with the best interests of FIS and its stockholders. If the calculation of one-third (1/3) of the shares awarded would result in a fractional share interest, the number of shares shall be rounded down to the next lowest number of full shares for each of the first two (2) Lapse Dates, with the balance becoming subject to the final Lapse Date. In the event that an employee or Director, as the case may be, of the Corporation leaves such person’s position before the lapse of restrictions, the shares under such person’s Restricted Stock Awards which remain subject to the restrictions of the Plan shall be repurchased by FIS at the same Purchase Price paid for them.

8.5.2 The Compensation Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of a Restricted Stock Award. This right may be exercised for any or all Participants in the discretion of the Committee, and need not be exercised consistently among Participants.

8.5.3 In the event of a Participant’s death, Disability or Retirement, the Compensation Committee may, in its discretion, elect to waive all or any portion of the restrictions remaining in respect of a Restricted Stock Award. This right may be exercised for any or all Participants in the discretion of the Committee, and need not be exercised consistently among Participants.

8.6. Effect of Termination. Except as otherwise provided in Section 11 hereof, in the event of Termination, all shares still subject to the restrictions hereof shall be returned to or canceled by FIS, and shall be deemed to have been forfeited by the Participant, unless and then only to the extent that the Compensation Committee shall, in its sole discretion, elect in writing to waive said return and forfeiture in accordance with Sections 8.5.2 or 8.5.3 hereof. In the event of a forfeiture of any shares of Stock under this Section 8.6, FIS shall refund to the Participant the full amount of the Purchase Price which such Participant originally paid for such forfeited shares pursuant to Section 8.2.2 above.

8.7. Rights as Stockholder. Upon issuance of the stock certificates evidencing the Restricted Stock Award and subject to the restrictions contained in Section 8.4 hereof, the Participant shall have all the rights of a stockholder of FIS with respect to the shares of Common Stock represented by said Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Section 9	Rights of Employees

9.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Corporation.

Section 10	Amendment, Modification, and Termination of Plan

10.1. Amendment. Modification, and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan (except not more often than every six months, other than to comport with the Code or ERISA, if FIS is subject to Section 16 of the Securities Exchange Act, as amended), provided, however, that no such action of the Board, without approval of the stockholders, may:

10.1.1 Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 5.3 of the Plan;

10.1.2 Change the class of Employees eligible to receive Awards;

10.1.3 Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3;

10.1.4 Materially increase the cost of the Plan;

10.1.5 Extend the period during which Awards may be granted; or

10.1.6 Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

Section 11	Merger. Consolidation or Acquisition of Control

11.1. Treatment of Options. In the event of a dissolution or a liquidation of FIS, a merger and consolidation in which FIS is not the surviving corporation, or a sale of substantially all the property of FIS to another corporation or person, every Option outstanding hereunder shall terminate unless provision is made in writing in connection with such transaction for the assumption of the Options theretofore granted under the Plan, or the substitution for such Options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event every Option outstanding hereunder shall continue in the manner and under the terms so provided; provided that in the event of any such assumption, substitution, or termination of the Options under this Plan, for a period of thirty (30) days prior to the effective date of any such transaction described above in this Section 10.1, and subject to the other provisions of the Plan, the Participant shall have the right to exercise any unexercised Options, whether or not then exercisable; furthermore, in the event of an acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of FIS then outstanding by another corporation or person, the Options outstanding hereunder shall not lapse or terminate, but for a period of thirty (30) days following the effective date of such acquisition, and subject to the other provisions of this Plan, each Participant shall have the right to exercise any unexercised Options, whether or not then exercisable; and provided further that:

11.1.1 If the transaction described above involves a merger or consolidation of FIS in which only cash or other currency denominated consideration is issued to stockholders of FIS, and if ISOs granted to any Participant under the Plan become exercisable for the first time, by virtue of the general acceleration provision of this Subsection 11.1, with respect to Stock having a Fair Market Value (determined at the date of grant) in excess of $100,000 in any calendar year (the “Excess Amount”), then such ISOs constituting the Excess Amount shall immediately be canceled and FIS shall, prior to the expiration of such thirty (30) day period, issue new Options to such Participant pursuant to the Plan which are not ISOs and which have the same provisions on the date of grant as the canceled Options had on the date of cancellation, and which Options shall be accelerated immediately pursuant to the general acceleration provision of this Subsection 11.1;

11.1.2 If the transaction described above involves a merger or consolidation of FIS in which equity securities of the surviving corporation are to be issued to some or all of the stockholders of FIS, and if ISOs granted to any Participant under the Plan become exercisable for the first time, by virtue of the general acceleration provision of this Subsection 11.1 with respect to Stock having a Fair Market Value (determined at the date of grant) in excess of the Excess Amount then, at the election of any Participant holding any such ISOs, which shall be exercised, prior to the expiration of such thirty (30) day period, by a notice in writing to FIS, either (a) the surviving corporation shall substitute for all ISOs comprising the Excess Amount, or such portion thereof as the Participant may elect, ISOs relating to equity securities of the surviving corporation, in like kind as those issuable in such merger or consolidation, which substituted options shall cover such number of shares of such equity securities of the surviving corporation as shall equal the number of shares of Stock comprising the Excess Amount, or such portion thereof as the Participant has elected to be subject to the provisions of this Subsection 11.1.2(a), multiplied by the ratio at which equity securities of the surviving corporation are to be exchanged in such merger or consolidation for shares of Stock, shall have an option price equal to the per share Option Price of the Stock with respect to which the substituted options relate and shall be exercisable at such times as were the incentive options comprising the Excess Amount or the portion thereof elected by the Participant to be subject to the provisions of this Subsection 11.1.2(a), or (b) all ISOs constituting the Excess Amount, or such portion thereof as the Participant may elect, shall immediately be canceled and FIS shall, prior to the expiration of such thirty (30) day period, issue new Options pursuant to the Plan which are NQSOs and which have the same provisions on the date of grant as the canceled Options shall be accelerated immediately pursuant to the general acceleration provision of this Subsection 11.1.

11.1.3 If the transaction described above involves a merger or consolidation of FIS in which equity securities of the surviving corporation are to be issued to some or all of the stockholders of FIS, then, at the election of any Participant, which shall be exercised, prior to the expiration of such thirty (30) day period, by a notice in writing to FIS, either (a) all NQSOs granted to any Participant under the Plan, or such portion thereof as the Participant may elect, shall, within such thirty (30) day period, become exercisable, or (b) the surviving corporation shall substitute for all NQSOs granted under the Plan, or such portion thereof as the Participant may elect, NQSOs relating to equity securities of the surviving corporation, in like kind as those issuable in such merger or consolidation, which substituted options shall cover such number of shares of such equity securities of the surviving corporation as shall equal the number of shares of Stock subject to the Options being substituted, multiplied by the ratio at which equity securities of the surviving corporation are to be exchanged in such merger or consolidation for shares of Stock, shall have an option price equal to the per share Option Price of the Stock with respect to which the substituted options relate and shall be exercisable at such times as were the NQSOs for which the substituted options are being issued;

provided, however, that notwithstanding the foregoing provisions, any substituted option issued hereunder to replace any ISO shall comply, in any event, with the provisions of Section 424 of the Code.

Section 12	Tax Withholding

12.1. Tax Withholding. Whenever shares of Stock are to be issued under the Plan, FIS shall have the power to require the recipient of the Stock to remit to FIS an amount sufficient to satisfy. federal, state, and local withholding tax requirements. FIS also shall have the power to withhold an appropriate number of shares of Stock sufficient to satisfy federal, state and local withholding tax requirements upon the exercise of an Option or a Restricted Stock Award under the Plan.

Section 13	Indemnification

13.1. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by FIS against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with FIS’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give FIS an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under FIS’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that FIS may have to indemnify them or hold them harmless.

Section 14	Investment Purpose

14.1. Participant Representation. FIS may require that, in acquiring any Stock under the Plan, whether through the exercise of an Option or purchase of Restricted Stock, the Participant shall agree with, and represent to, FIS that the Participant is acquiring such Stock for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such Stock except for a distribution by a legal representative as shall be required by a will or the laws of any jurisdiction in winding up the estate of any Participant. Such shares of Stock shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel which shall be satisfactory to FIS, such transfer at all time complies with applicable securities laws.

14.2. Written Agreement. Concurrently with making payment of the Purchase Price or the Option Price for Stock pursuant to Sections 7.7 or 8.3 hereof, the Participant shall deliver to FIS, in duplicate, an agreement in writing, signed by the Participant, in form and substance as set forth in Exhibit A below, and FIS will promptly acknowledge receipt thereof.

Section 15	Requirements of Law: Miscellaneous

15.1. Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Alabama.

15.3. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

DIRECTORS PERFORMANCE SCHEDULE

In addition to any other stock, stock options, stock appreciation rights or similar rights made available to members of the Board of Directors of either FIS or the Bank (“Directors”) under any other agreement, stock plan or deferred compensation arrangement, each Director shall be awarded, on an annual basis during each full fiscal year during which the Director has served as a director of either FIS or the Bank, shares of Restricted Stock in accordance with the following schedule but otherwise subject to the terms and provisions of the Plan:

Annual Return on Equity	Shares Percentage Bonus,
14% to 14.99%	.05%
15.0% to 16.49%	.1%
16.5% to 18.99%	.15%
19% to 20.99%	.2%
21% and greater	.25%

The “Annual Return on Equity” is determined by the return on average equity of FIS for a given fiscal year, as reported in the audited financial statements of FIS by its regular independent accountants. The corresponding “Shares Percentage Bonus” amount is then multiplied by the number of shares of Common Stock actually outstanding on the last day of the relevant fiscal year (rounded up to the nearest whole share and subject to appropriate adjustment for any stock splits, stock dividends or similar matters occurring between the relevant fiscal year end and ascertainment of the Annual Return on Equity) to determine the number of shares of Restricted Stock awarded to the Director.

Notwithstanding any other terms of the Plan, the Purchase Price for Directors shall be the services rendered by the Director to the Corporation and the Committee shall not have discretion to waive any restrictions except upon the death of the Director.

CHIEF EXECUTIVE OFFICER’S PERFORMANCE SCHEDULE

In addition to any other stock, stock options, stock appreciation rights or similar rights awarded to W. Dan Puckett, the chief executive officer of FIS (the “CEO”), under the Plan or any other agreement, stock plan or deferred compensation arrangement, the CEO shall be awarded, on an annual basis during the term of his employment with the Corporation, shares of Restricted Stock in accordance with the following schedule:

Annual Return on Equity	Shares Percentage Bonus,
14% to 14.99%	.10%
15.0% to 16.49%	.20%
16.5% to 18.99%	.30%
19% to 20.99%	.40%
21% and greater	.50%

The “Annual Return on Equity” is determined by the return on average equity of FIS for a given fiscal year, as reported in the audited financial statements of FIS by its regular independent accountants. The corresponding “Shares Percentage Bonus” amount is then multiplied by the number of shares of Common Stock actually outstanding on the last day of the relevant fiscal year (rounded up to the nearest whole share and subject to appropriate adjustment for any stock splits, stock dividends or similar matters occurring between the relevant fiscal year end and ascertainment of the Annual Return on Equity) to determine the number of shares of Restricted Stock awarded to the CEO.

Notwithstanding any other terms of the Plan, the Purchase Price of Restricted Stock for the CEO under this CEO Performance Schedule shall be the services rendered by the CEO to the Corporation and the Committee shall not impose any additional conditions or requirements on the Restricted Stock Award other than those set forth in Sections 8.4 and 8.5.